Exhibit 99.3

FOURTH QUARTER AND FULL YEAR 2003 J A N U A R Y 2 1, 2 0 0 4 Financial results

Significant earnings rebound driven by: Revenue growth across all businesses -- record earnings at CFS and IB Much lower commercial credit costs Lowered risk concentrations, increased capital levels FY03: Delivering on performance and execution

$ in billions Operating results 1 Actual ROE for all periods, not over/under. $ per share

2003 revenue growth Growth comparisons versus FY 2002 on an operating basis $ in billions 1 Includes Support units & Corporate sector

Commercial Credit ($ in millions) Critized 12/31/2002 16.6 Q103 14.6 Q203 12.8 9/30/2003 11.3 12/31/2003 8.9 Criticized Exposure ($ in billions) NPA2 $4.1 $3.0 $2.4 1 Includes commercial & residual 2 Commercial Nonperforming Assets Commercial credit

12/31/2001 12/31/2002 12/31/2003 Commercial Credit Risk Exposure (1) 75 65 50 CDS Hedges (2) 19 24 35.2 Commercial Credit Risk Capital (3) 12 12 7 Lowered risk exposures 1 Includes notional spot balances of lending-related commitments, loans, other assets and MTM-derivative receivables (net of collateral). 2 Single name credit default swaps (excludes portfolio credit derivatives). Reflects spot balances. 3 Reflects month-end average balances. Commercial credit risk exposure1 CDS hedges2 Commercial credit risk capital3 Commercial credit portfolio trends ($BN) Private equity portfolio trends

$ in billions Dividend payout ratio of 43% in 03 compared to 83% in 02 on operating basis Growth in risk weighted assets and portfolio acquisitions Balance sheet and capital

Portfolio management revenues relate to both market-making and proprietary risk-taking activities. Other includes fees and commissions, credit portfolio and other revenues. Investment Bank revenue $ in billions

Note: Y-Axix is set to 16.5. Update scale when updating data 2000 0.029 2001 0.035 2002 0.044 2003 0.085 Investment banking fees and market share $ in millions Global Equity & Equity Related Very strong quarter; increase for full year Doubled market share in equity and increased share in M&A1 Maintained #1 or #2 in fixed income - loans and bonds1 Source: Thomson Financial. Percentages represent market share. #9 #9 #8 #4 1 Source: Thomson Financial - 2003 Full year rankings

$ in billions Chase Financial Services 1Actual ROE for all periods, not over/under. Revenue breakdown by business ($ in millions)

Operating Earnings ($ in millions) Investment Management & Private Banking Pre-tax margin 2% 17% 18% ROTE1 4% 23% 31% 1Return on tangible equity

Treasury & Securities Services Revenue ($ in millions) Earnings $128 $116 $114 $143 $147 ROE 19% 17% 16% 22% 21% Record revenues in Q4 include gain on sale of non-strategic business Investor Services trending better in 2H03, driving revenue and income rebound in Q4 Full year ROE of 19%, earnings down 16% mostly from Investor Services; growth in Treasury Services Acquisitions and recovery in Investor Services drive '04 growth

JPMorgan Partners $ in millions Direct portfolio: Over $900MM swing in 03; higher realized gains; writedowns trending favorably Significant reductions in 3rd party funds, moderating losses In 2004, looking for improvement but still low returns; lower book value as "harvesting" exceeds new investments

Summary of 2003, outlook for 2004 Record earnings since merger Lower risk concentrations and increased capital 2004 outlook - different mix of earnings IB: Higher client revenue but lower securities gains and NII Lower mortgage offsets growth in other CFS businesses Improved equity markets and merger activity drive: Private equity Investment management and private banking Securities services Stable consumer credit; low commercial credit costs

2004 outlook JPMC -- stand alone Headwinds from impact of rising rates on mortgage and global treasury. Tailwinds from gains in market share and rise in equity values and market activity. Combined with Bank One Short-term cautious: Cost savings in '04 more than offset by estimate of amortization Spotlight on merger execution Long-term lower earnings volatility and accretive

Regulation MA Disclosure This investor presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of JPMorgan Chase's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the merger on the proposed terms and schedule; the failure of JPMorgan Chase and Bank One stockholders to approve the merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer to realize than expected; disruption from the merger making it more difficult to maintain relationships with clients, employees or suppliers; increased competition and its effect on pricing, spending, third-party relationships and revenues; the risk of new and changing regulation in the U.S. and internationally. Additional factors that could cause JPMorgan Chase's results to differ materially from those described in the forward-looking statements can be found in the 2002 Annual Report on Form 10-K of JPMorgan Chase, and in the Quarterly Reports on Form 10-Q of JPMorgan Chase, filed with the Securities and Exchange Commission and available at the Securities and Exchange Commission's internet site (http://www.sec.gov). Stockholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about JPMorgan Chase and Bank One, without charge, at the Securities and Exchange Commission's internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to J.P. Morgan Chase & Co., 270 Park Avenue, New York, NY 10017, Attention: Office of the Secretary, 212-270-6000, or to Bank One Corporation, 1 Bank One Plaza IL1-0738, Chicago, IL 60670-0738, Attention: Investor Relations, 312-336-3013. The respective directors and executive officers of JPMorgan Chase and Bank One and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding JPMorgan Chase's directors and executive officers is available in its proxy statement filed with the Securities and Exchange Commission by JPMorgan Chase on March 28, 2003, and information regarding Bank One's directors and executive officers is available in its proxy statement filed with the Securities and Exchange Commission by Bank One on March 5, 2003. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the Securities and Exchange Commission when they become available.